FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT is dated as of January 15, 2005 by and between CAPITAL TEMPFUNDS, INC., a North Carolina corporation, with its principal place of business at One Brixham Green, 15800 John J. Delaney Drive, Suite 300, Charlotte, North Carolina 28277, (hereinafter referred to as “Capital”), and STRATUS SERVICES GROUP, INC., a Delaware corporation with its principal place of business at 500 Craig Road, Manalapan, New Jersey 07726 (hereinafter referred to as “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Capital have entered into loan transactions (collectively hereinafter collectively referred to as the “LOAN”) which are evidenced, inter alia, by a Loan and Security Agreement dated as of December 8, 2000, as amended from time to time (the “Loan Agreement”) (the Loan Agreement and any and all documents executed or delivered in connection therewith being collectively hereinafter referred to as the “Loan Documents”); and

WHEREAS, the outstanding principal balance of the Loan as of December 17, 2004 is $10,956,924.02; and

WHEREAS, the Borrower is in default under the terms of the Loan Documents, as a result of, inter alia, the following:

A.	the Borrower’s common stock being delisted from NASDAQ for the period beginning October 1, 2004;

B.	the Borrower’s failure to meet the financial covenant for the period beginning October 1, 2004;

C.	the Borrower having delinquent state, local or federal taxes

(the foregoing being collectively referred to as the “Existing Defaults”); and

WHEREAS, the Borrower has not cured the Existing Defaults or repaid the Loan, and by virtue thereof the Borrower continues to be in default under the terms of the Loan Documents; and

WHEREAS, the Borrower has requested that the Capital forbear from accelerating obligations and/or enforcing the Existing Defaults at the present time; and

WHEREAS, Capital is willing to forbear as aforesaid upon terms and conditions more specifically described herein;

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NOW THEREFORE, the parties hereto hereby agree as follows:

1.    Borrower’s Representations. The Borrower hereby represents with respect to the Loan that:

a.	The Loan is in default due to the Existing Defaults under the terms of the Loan Documents and the Loan is presently due and payable in full.

b.	The Borrower is liable, without offset, counterclaim and/or defense of any kind whatsoever, for the payment of the Loan and any other amounts due under the Loan Documents.

c.	The Loan Documents are legal, valid, binding and enforceable against the Borrower and it has no counterclaim, claim of offset or defense with respect thereto.

d.	Interest and Capital Expenses continue to accrue on the Loan.

2.    Loan Amendment. The parties agree that the Loan Agreement is modified as follows:

a.	Item 6 to Exhibit A is deleted in its entirety, and the following is substituted in its place:

“6. “Maximum Credit Line” as referred to in Section 1.25 means TWELVE MILLION DOLLARS ($12,000,000.00), which shall be reduced by $250,000.00 per month commencing March 1, 2005; provided, however, that in the event that the amount of the Obligations owing to Capital (the “Capital Obligations”) are reduced below $7,500,000.00, then such monthly reduction to the Maximum Credit Line shall be suspended until such time as the Capital Obligations exceed $7,500,000.00 (the “Reduction Suspension”), in which event the initial monthly reduction to the Maximum Credit Line shall be an amount equal to $250,000.00 multiplied by the number of months since the Reduction Suspension. As an example, in the event that on April 1, 2005 there is a Reduction Suspension, and on May 31, 2005 the Capital Obligations exceed $7,500,000.00, then the Maximum Credit Line shall be reduced by $750,000.00 on June 1, 2005.”

3.    Borrower Obligations. The Borrower agrees to take the following actions and make the following deliveries to Capital:

a.	The Borrower shall continue to provide all financial reporting to Capital and otherwise be in compliance with all of the terms of the Loan Documents.

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4.    Forbearance Period. So long as the Borrower is in compliance with all of the terms and conditions of this Agreement, Capital agrees that it will refrain from exercising its rights and remedies under the Loan Documents and applicable law until June 12, 2005, said period being sometimes hereinafter referred to as the “Forbearance Period”). During the Forbearance Period, Borrower will be in compliance with all of the terms and conditions of the Loan Documents. In addition, during the Forbearance Period and thereafter, Borrower agrees to provide all financial statements required to be delivered to Capital on a timely basis, as required by the Loan Documents.

5.    Default. Each of the following shall constitute an “Event of Default” under this Agreement:

a.
Failure of the Borrower to comply in any material respect with any of the terms and conditions of this Agreement, including any of the terms and conditions of any of the documents attached hereto as exhibits; and

b.	The occurrence of a default under any of the Loan Documents other than the Existing Defaults.

c.	Failure to make when due any payment of principal or interest or any sum due under the Loan Documents or hereunder when the same shall be due and payable.

d.	Failure of the Borrower to be in compliance with the financial covenants contained in the Loan Documents.

e.
Any representation or warranty made to Capital by the Borrower proves to have been untrue in any material respect as of the date hereof, or any statement, certificate or data furnished by the Borrower proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified.

f.
Default by the Borrower in the payment or performance of any obligation on its part to be paid or performed, or breach by the Borrower of any representation, warranty, term, covenant, or condition of or under the Loan Documents, or in any documents or instruments referred to therein.

g.
Any material loss, theft, substantial damage, destruction, sale, exchange, or other disposition, or any encumbrance of any of the collateral securing the Loan Documents, or the making of any levy, seizure, or attachment thereof or thereon, or the placing of any lien or liens thereon or generally on the property of Borrower by the United States of America or any federal, state or local governmental agency or authority.

h.
Death or incompetency of, dissolution of, termination of existence or insolvency of, business failure of, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, the borrower or any guarantor, endorser, or surety of the Borrower.

i.
Default in the payment of any sum due under any indebtedness for borrowed money owed by the Borrower to any person, firm or corporation, or any other default under such indebtedness which results in such indebtedness being due prior to its stated maturity.

Upon the earlier of (a) the occurrence of any of the foregoing Events of Default, or (b) the expiration of the Forbearance Period, the Borrower will:

(1)	Immediately, upon demand of Capital, surrender possession of the assets covered by the Loan Agreement upon terms and conditions satisfactory to Capital; and

(2)	Further, Capital may immediately pursue any or all of the remedies provided hereunder or under the Loan Documents, including, without limitation, instituting the default interest rate and bringing actions against the Borrower and any party guaranteeing the obligations of Borrower to Capital, and the provisions of paragraph “4” hereof shall be void and of no further effect.

6.    Reaffirmation of Guaranty. By signing below, Joseph J. Raymond (“Guarantor”) reaffirm the terms of his Fidelity Guaranty dated as of December 8, 2000 (the “Guaranty”), consents to the terms of this Forbearance Agreement and confirms that the Guaranty remains in full force and effect, and binding on the Guarantor, without any defenses, setoffs or counterclaims of any kind whatsoever.

7.    Voluntary Agreement. The Borrower and Guarantor represent and acknowledge that in connection with the negotiation of this Agreement and the other documents contemplated hereby, the Borrower and Guarantor have been represented by their own counsel, who has reviewed this Agreement and the other documents contemplated hereby, and advised the Borrower and Guarantor as to the legal significance and consequences of entering into the transaction contemplated hereby.

8.    Legal Fees. The Borrower acknowledges that it (a) is liable for the payment of attorneys’ fees incurred by Capital through and including the date of this Agreement, (b) shall hereafter be liable for such attorneys’ fees and other costs incurred by Capital in connection with the Loan, and (c) agrees that, to the extent they remain unpaid, said sums shall be added to the amount of the Loan pursuant to the Loan Documents.

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9.    Liability Waiver. By executing this Agreement, the Borrower and Guarantor waive, release and discharge any and all claims or causes of action of any kind whatsoever, whether at law or in equity, arising on or prior to the date hereof, which the borrower and/or Guarantor may have against Capital in connection with the Loan. The Borrower and Guarantor also agree that all waivers, releases and agreements made herein are made in consideration of, and in order to induce Capital to forbear the exercise of its rights and remedies under the Loan Documents and to induce Capital to enter into this Agreement. The waivers and releases made herein include the borrower’s and Guarantor’s waiver of any damages which may have been or may in the future be caused to the Borrower and/or Guarantor, their properties or business prospects because of the actions waived and released and the agreements made herein, including without limitation, any actual or implicit, direct or indirect, incidental or consequential damages suffered by the borrower and/or Guarantor therefrom, including but not limited to (1) lost profits, (2) loss of business opportunity, (3) increased financing costs, (4) increased legal and other administrative fees and (5) damages to business reputation.

10.    Miscellaneous. The Borrower, Guarantor and Capital further agree as follows:

a.    Notices. Unless otherwise specifically provided herein, all notices and service of any process shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a Business Day before 4:00 p.m. (eastern standard time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to “Borrower”:    STRATUS SERVICES GROUP, INC.
500 Craig Road, #201
Manalapan, NJ 07726
Attn: Michael A. Maltzman
Telecopier Number (732) 866-0063

If to “Guarantor”:    Joseph J. Raymond
500 Craig Road, #201
Manalapan, NJ 07726
Telecopier Number (732) 866-0063

If to “Capital”:    CAPITAL TEMPFUNDS, INC.,
A North Carolina Corporation

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15800 John J. Delaney Drive
Suite 300
Charlotte, NC 28277
Attn: James Rothman
Executive Vice President
Telecopier Number (954) 714-3144

The parties hereto may change the address at which they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice in writing in the foregoing manner given to the other.

b.    Entire Agreement. This Agreement (including the exhibits annexed hereto and made a part hereof and the other documents executed and delivered in connection herewith) constitutes the entire and final agreement among the parties hereto and there are no agreements, understandings, warranties or representations among the parties except as set forth herein.

c.    Binding Effect. This Agreement shall be binging upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable or otherwise transferable by the Borrower.

d.    Severability. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties hereto that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

e.    Headings. Paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

f.    Counterpart Execution. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to each other party to this Agreement.

g.    Governing Law. This Agreement will be interpreted and construed under the laws of the State of North Carolina. This Agreement shall be interpreted without regard to any presumption or other rule requiring construction against the party which drafted this Agreement.

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h.    Amendment. Neither this Agreement nor any of the provisions hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

i.    Governing Law, Venue, Waiver of Trial by Jury and Service of Process. CAPITAL, THE BORROWER AND THE GUARANTOR ACKNOWLEDGE THAT THE TRANSACTIONS AND MATTERS SET FORTH IN THIS AGREEMENT AND THE LOAN DOCUMENTS ARE COMPLEX IN NATURE AND THAT ANY LITIGATION ARISING THEREFROM WOULD BE MOST APPROPRIATELY, ECONOMICALLY AND SPEEDILY RESOLVED BY A NON-JURY TRIAL. THE BORROWER, CAPITAL AND THE GUARANTOR THERFOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, BASED ON OR ARISING OUT OF, INDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE LOAN AND FACILITIES CONTEMPLATED THEREBY, OR IN ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER WRITTEN OR ORAL) OR ACTIONS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CAPITAL’S ENTERING INTO THIS AGREEMENT.

j.    Automatic Relief from Stay. IN CONSIDERATION OF CAPITAL’S ENTERING INTO THIS AGREEMENT AND AGREEING TO FORBEAR FROM TAKING ACTION AGAINST THE BORROWER AT THIS TIME, THE BORROWER AGREES THAT IF ANY PROCEEDING IS COMMENCED UNDER TITLE 11 OF THE UNITED STATES CODE RELATIVE TO IT, CAPITAL SHALL BE AUTOMATICALLY ENTITLED TO IMMEDIATE RELIEF FROM STAY UNDER 11 U.S.C. SECTION 362 WITHOUT ESTABLISHING EQUITY OR NEED OR LACK OF NEED FOR THE PROPERTY SECURING THE LOAN OR CAUSE OR LACK OF CAUSE, AND THE BORROWER HEREBY CONSENTS TO SUCH RELIEF, IT BEING EXPRESSLY ACKNOWLEDGED THAT THIS PROVISION WAS SPECIFICALLY NEGOTIATED AND CONSTITUTES A MATERIAL INDUCEMENT TO CAPITAL ENTERING INTO THIS AGREEMENT AND AGREEING TO FOREBEAR FROM TAKING ACTION AGAINST THE BORROWER AT THIS TIME.

k.    No Waiver. Except as expressly set forth herein, nothing contained herein shall constitute a waiver by Capital of any of its rights or remedies under any of the documents evidencing the Loans, including without limitation, the Loan Documents. Without limiting the generality of the foregoing, except as set forth herein, Capital has not waived (a) Capital’s right to repayment in full of the Loans, (b) any Existing Defaults, or (c) Capital’s right to exercise any, some or all of its rights and remedies under the Loan Documents and/or applicable law, all of which Capital hereby reserves. Capital’s agreement to forbear is only an agreement for temporary forbearance, during the Forbearance Period, from exercising its rights under the Loan Documents and applicable law, and only so long as there is no occurrence of any event or change in the financial or operating condition of the Borrower which may, in Capital’s sole and absolute discretion, materially impair its ability to collect the obligations or realize upon its collateral.

l.    Reaffirmation. The borrower hereby ratifies and reaffirms its obligations under the Loan Documents and all other documents executed in connection with the Loan and agrees to be bound, without defense, setoff or counterclaim of any kind whatsoever, by all of terms and conditions contained therein, which terms and conditions remain in full force and effect except as expressly modified hereby.

IN WITNESS WHEREOF, the parties have caused these presents to be signed as of the day and year first above written.

Witnesses:

“BORROWER”
STRATUS SERVICES GROUP, INC., a
Delaware corporation

/s/ L Connallon	By: /s/ Michael A. Maltzman
L Connallon	Print Name: Michael A. Maltzman
Title: Executive VP/CFO

“CAPITAL”
CAPITAL TEMPFUNDS, INC., a North
Carolina corporation

/s/ Lorie Berle	By: /s/ James Rothman
Lorie Berle

“GUARANTOR”

/s/ L Connallon	/s/ Joseph J. Raymond
L Connallon	Joseph J. Raymond